 Exhibit 3.1

STATE OF SOUTH CAROLINA SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is:

South State Corporation

2.Date of Incorporation is:	2/22/1985

3. Agent’s Name and Address:

V. Nicole Comer
(Name)

700 Gervais Street, Ste 400
(Street Address)

Columbia, SC 29201
(City, State, Zip Code)

4. On 07/28/2021, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

Item FIRST of the Amended and Restated Articles of Incorporation is hereby amended to read:
FIRST: The name of the corporation is SouthState Corporation.

5.
5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

Not Applicable.

South State Corporation

Name of Corporation

6. Complete either “a” or “b”, whichever is applicable.

a. ◻

Amendments adopted by shareholder action. At the date of the adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the Meeting	Number of Undisputed Shares *
				For	-OR-	Against

*Note: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☒

The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)

N/A	.
Date:	09/01/2021

Name of Corporation:

South State Corporation

Signature

Beth S. DeSimone
Type or Print Name

Executive Vice President, Chief Risk Officer and General Counsel
Office

Form Revised by South Carolina Secretary of State, August 2016

F0003